UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
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BUTLER MANUFACTURING COMPANY
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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        On April 26, 2004, Butler Manufacturing Company issued the following press release:

Arthur Schmidt & Associates, Inc.		for:	BUTLER MANUFACTURING COMPANY
Tel	(516) 767-7676		(NYSE:BBR)
Fax	(516) 767-7177
Email:	asa@arthurschmidt.com

FOR IMMEDIATE RELEASE CONTACT: John Holland Chairman & CEO 816-968-3255

BUTLER BOARD REITERATES

RECOMMENDATION OF BLUESCOPE MERGER

        KANSAS CITY, MO, April 26, 2004—The Board of Directors of Butler Manufacturing Company ("Butler") remains dismayed that Robertson-Ceco Corporation ("RCC") and its parent, The HEICO Companies, L.L.C., continue to communicate through press releases and have done nothing to address the issues clearly described in the Board's letter to Mr. Heisley dated April 23, 2004. Other than issuing additional press releases, RCC has made no attempts to improve the certainty of its highly contingent and conditional offer or provide additional information to Butler's Board.

        John Holland, Chairman and Chief Executive Officer of Butler, stated, "We did not receive any material from RCC over the weekend or today. RCC made no attempts to solidify or clarify its proposal. As such, the Board must continue its recommendation of the merger with BlueScope Steel Limited."

        In its most recent press release, RCC states that it will maintain its proposal to acquire Butler if stockholders do not approve the merger with BlueScope Steel Limited ("BlueScope"). In considering RCC's statements, Butler stockholders should be aware that RCC has made no legally binding commitment whatsoever to conclude the acquisition of Butler nor has RCC provided the Board with sufficient evidence that it has committed, unconditional financing to fund the acquisition.

        The Board continues to recommend that Butler stockholders vote FOR the approval and adoption of the BlueScope merger.

        Additionally, Institutional Shareholder Services, one of the nation's leading independent proxy voting advisors, continues to advise its clients to vote FOR the merger with BlueScope.

        Butler stockholders are scheduled to meet on Tuesday, April 27, to vote on the proposed BlueScope merger. Stockholders of record as of March 19 are eligible to vote at the meeting.

        Butler Manufacturing Company is the world's leading producer of pre-engineered building systems, a leading supplier of architectural aluminum systems and components, and provides construction and real estate services for the nonresidential construction market.

        BlueScope Steel, headquartered in Melbourne, Australia, is the largest steel producer in Australia and New Zealand. BlueScope Steel manufactures steel slab, hot and cold rolled coil,

The information and opinions contained in this release have been furnished and approved by Butler Manufacturing Company. We are retained by them as investor relations counsel.

From: Arthur Schmidt & Associates, Inc. Manufacturing Company	For: Butler

plate, tinplate and metallic painted and coated steel products such as the market-leading COLORBOND® and ZINCALUME® steel brands.

Statements in this press release concerning the company's business outlook or future economic performance; anticipated profitability, revenues, expenses or other financial items, together with other statements that are not historical facts, are "forward-looking statements" as that term is defined under the Federal Securities Laws. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those stated in such statements. Such risks and uncertainties include, but are not limited to, industry cyclicality, fluctuations in customer demand and order pattern, the seasonal nature of the business, changes in pricing or other actions by competitors, and general economic conditions, as well as other risks detailed in the company's 2003 Annual Report to the Securities and Exchange Commission on page 4.

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